Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

I, Mark Hoffman, certify, pursuant to 18 U.S.C. Section 1350, as adopted under Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Commerce One, Inc. on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and operations of Commerce One, Inc.

By:	/s/ Mark Hoffman
Name:	Mark Hoffman
Title:	Chief Executive Officer

Date:	March 28, 2003

I, Charles Boynton, certify, pursuant to 18 U.S.C. Section 1350, as adopted under Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Commerce One, Inc. on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and operations of Commerce One, Inc.

By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial Officer

Date:	March 28, 2003